Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Historical & Pro Forma Financial Data" and to the use of our report dated March 15, 2001, with respect to the financial statements of Point Therapeutics, Inc. included in the Proxy Statement of HMSR Inc., that is made part of the Registration Statement (Form S-4) and Prospectus of HMSR Inc. for the registration of 7,443,150 shares of its common stock.



                                                          /s/ Ernst & Young LLP



Boston, Massachusetts
February 7, 2002